EXHIBIT 2.8

                     STOCK REDEMPTION AND PURCHASE AGREEMENT

        THIS STOCK REDEMPTION AND PURCHASE AGREEMENT (THE "AGREEMENT") IS MADE AS OF THE 27TH DAY OF JUNE, 1997, BY AND AMONG INNOVATIVE VALVE TECHNOLOGIES, INC., A DELAWARE CORPORATION ("INVATEC"), AND LEE ROY JORDAN ("JORDAN"), A RESIDENT OF TEXAS, RALPH BUFFKIN, A RESIDENT OF ALABAMA ("BUFFKIN"), AND JOHNNY MARTIN ("MARTIN"), A RESIDENT OF TEXAS (JORDAN, BUFFKIN AND MARTIN BEING COLLECTIVELY REFERRED TO AS THE "SELLERS") AND 55 LEASING & SALES, INC., AN ALABAMA CORPORATION ("55 LEASING"). INVATEC, 55 LEASING AND THE SELLERS ARE SOMETIMES HEREINAFTER REFERRED TO HEREIN COLLECTIVELY AS THE "PARTIES" OR SINGULARLY AS A "PARTY."

                              W I T N E S S E T H:

        WHEREAS, THE SELLERS OWN ALL OF THE SHARES (THE "SHARES") OF COMMON STOCK (THE "COMMON STOCK") OF 55 LEASING WHICH SHARES REPRESENT ALL OF THE ISSUED AND OUTSTANDING SHARES OF THE COMMON STOCK; AND

        WHEREAS, INVATEC HAS CONCURRENTLY ENTERED INTO AN AGREEMENT AND PLAN OF REORGANIZATION (THE "SOUTHERN VALVE AGREEMENT") BY AND AMONG SVSI ACQUISITION INC., A DELAWARE CORPORATION AND A WHOLLY OWNED SUBSIDIARY OF INVATEC , SOUTHERN VALVE SERVICE, INC., AN ALABAMA CORPORATION (THE "SOUTHERN VALVE"), AND THE STOCKHOLDERS OF SOUTHERN VALVE (THE PRINCIPAL STOCKHOLDER OF WHICH IS JORDAN) FOR THE PURPOSE OF INVATEC ACQUIRING SOUTHERN VALVE, AND A SUBSTANTIAL PORTION OF THE ASSETS OF 55 LEASING ARE UTILIZED IN THE BUSINESS OF SOUTHERN VALVE;

        WHEREAS, THE SELLERS DESIRE TO SELL TO INVATEC, CONCURRENTLY WITH THE ACQUISITION OF SOUTHERN VALVE BY INVATEC, ALL OF THE SHARES OF 55 LEASING, AND INVATEC DESIRES TO PURCHASE ALL OF THE SHARES, ON THE TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT;

        NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES CONTAINED HEREIN AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, IT IS HEREBY AGREED AS FOLLOWS:

        REDEMPTION AND PURCHASE OF SHARES. SET FORTH ON SCHEDULE 1(A) IS A SCHEDULE OF ALL OF THE SHARES AND THE RECORD AND BENEFICIAL OWNERSHIP OF THE SHARES BY EACH OF THE SELLERS. AT THE CLOSING (AS DEFINED IN THE SOUTHERN VALVE AGREEMENT), 55 LEASING AGREES TO REDEEM FROM JORDAN THE SHARES OWNED BY JORDAN IN CONSIDERATION OF THE CONVEYANCE TO JORDAN OF THE THREE MOTOR VEHICLES DESCRIBED IN SCHEDULE 1(B) (THE "VEHICLES"), FREE AND CLEAR OF ANY LIENS CHARGES, ENCUMBRANCES OR RESTRICTIONS, AND BUFFKIN AND MARTIN EACH AGREE TO AGREE TO TRANSFER TO INVATEC ALL OF THE REMAINING SHARES FOR THE CASH CONSIDERATION SET FORTH IN SECTION 2, WHICH WILL RESULT IN INVATEC OWNING ALL OF THE OUTSTANDING SECURITIES OF 55 LEASING.

               2. PURCHASE PRICE FOR BUFFKIN AND MARTIN SHARES. UPON THE TERMS AND SUBJECT TO THE CONDITIONS CONTAINED HEREIN, INVATEC AGREES TO PAY BUFFKIN AND MARTIN EACH $15,000 IN CASH AT THE CLOSING.

               3. ASSUMPTION OF 55 LEASING DEBT. AS ADDITIONAL CONSIDERATION TO INDUCE THE SELLERS TO CONSUMMATE THE TRANSACTIONS SET FORTH ABOVE, AT THE CLOSING INVATEC SHALL ASSUME THE LIABILITIES AND OBLIGATIONS OF 55 LEASING AND THE STOCKHOLDERS SET FORTH ON SCHEDULE 3 (THE "ASSUMED LIABILITIES"), SUCH ASSUMPTION CONDITIONED UPON SUCH LIABILITIES NOT EXCEEDING AN AGGREGATE OF $248,000 AT THE CLOSING AND TO BE EFFECTED UNDER THE TERMS OF THE ASSUMPTION AGREEMENT SET FORTH ON EXHIBIT A. In addition, no later than five business days after the IPO Closing Date, INVATEC will cause the any guaranties, if any, listed in the Disclosure Statement to be terminated. INVATEC will indemnify and hold harmless each Seller from and against any liabilities, claims, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys' fees) that such Seller may sustain, suffer or incur and that result from or arise out of or relate to such guaranties or otherwise relating to the Assumed Liabilities.

               4 SELLERS' REPRESENTATIONS AND WARRANTIES. THE SELLERS REPRESENT AND WARRANT TO INVATEC THAT (I) THE SELLERS HAVE (AND AS OF THE CLOSING WILL
HAVE) GOOD AND MARKETABLE TITLE TO THE SHARES TO BE REDEEMED BY 55 LEASING FROM JORDAN OR TRANSFERRED TO INVATEC BY BUFFKIN AND MARTIN HEREUNDER, FREE AND CLEAR OF ANY LIENS, CHARGES, ENCUMBRANCES OR RESTRICTIONS, (II) EACH OF THE SHARES TO BE REDEEMED BY 55 LEASING OR TRANSFERRED TO INVATEC BY THE SELLERS HEREUNDER IS FULLY PAID AND NONASSESSABLE, AS OF THE CLOSING WILL BE FREELY TRANSFERABLE TO 55 LEASING OR INVATEC, AS THE CASE MAY BE, UNDER THE LAWS OF THE UNITED STATES AND THE STATE OF ALABAMA AND THERE ARE NO (AND AS OF THE CLOSING WILL NOT BE
ANY) OUTSTANDING RIGHTS TO PURCHASE OR ACQUIRE ANY COMMON STOCK OR ANY OTHER SECURITIES OR INTEREST IN 55 LEASING, (III) AT THE DATE OF THIS AGREEMENT THE ASSUMED LIABILITIES CONSTITUTE (AND AS OF THE CLOSING SUCH ASSUMED LIABILITIES WILL CONTINUE TO CONSTITUTE) ALL OF THE LIABILITIES OF 55 LEASING, WHETHER KNOWN, CONTINGENT OR OTHERWISE, (IV) THE ASSETS OF 55 LEASING SET FORTH ON
SCHEDULE 3 CONSTITUTE (AND AS OF THE CLOSING WILL CONSTITUTE EXCEPT THE VEHICLES THAT ARE TRANSFERRED) ALL OF THE ASSETS OF 55 LEASING, (V) THE ASSETS LEASED SET FORTH ON SCHEDULE 3 AND DESIGNATED AS LEASED TO THIRD PARTIES ARE LEASED UNDER VALID LEASES, WHICH LEASES ARE IN FULL FORCE AND EFFECT (AND 55 LEASING IS NOT IN MATERIAL DEFAULT WITH RESPECT THERETO) AND A COPY OF EACH OF WHICH HAS BEEN PREVIOUSLY FURNISHED TO INVATEC.

               5 DOCUMENTS TO BE DELIVERED. TO EFFECT THE TRANSFERS OF THE SHARES AND THE DELIVERY OF THE REDEMPTION OR PURCHASE PRICE DESCRIBED IN SECTION 2, THE SELLERS AND INVATEC WILL, AT THE CLOSING, EXCEPT AS OTHERWISE PROVIDED, DELIVER OR CAUSE TO BE DELIVERED THE FOLLOWING:

               (A) EACH OF THE SELLERS WILL DELIVER TO 55 LEASING OR INVATEC, AS APPROPRIATE, THE CERTIFICATES REPRESENTING THE SHARES OWNED BY SUCH SELLER, ENDORSED IN BLANK, OR ACCOMPANIED BY DULY EXECUTED STOCK POWERS OR ASSIGNMENTS, DULY AUTHORIZED AND EXECUTED BY THE APPROPRIATE SELLER;

               (B) 55 LEASING WILL DELIVER TO JORDAN MOTOR VEHICLE TITLES, DULY ENDORSED BY AN AUTHORIZED OFFICER OF 55 LEASING, TRANSFERRING TITLE TO EACH OF THE VEHICLES TO JORDAN;

               (C)    INVATEC WILL DELIVER TO EACH OF BUFFKIN AND MARTIN
                      $15,000; AND

               (D) PROVIDED THE ASSUMED LIABILITIES ARE $248,000 OR LESS, INVATEC WILL DELIVER TO EACH OF THE SELLERS A FULLY EXECUTED ASSUMPTION AGREEMENT
                      ASSUMING THE ASSUMED LIABILITIES.

               6 MODIFICATION OF AGREEMENT. THIS AGREEMENT MAY BE AMENDED OR MODIFIED ONLY IN WRITING SIGNED BY ALL OF THE PARTIES.

               7. TERMINATION. THIS AGREEMENT SHALL AUTOMATICALLY TERMINATE UPON TERMINATION OF THE SOUTHERN VALVE AGREEMENT, AND UPON SUCH TERMINATION, THE PARTIES SHALL HAVE NO LIABILITY HEREUNDER.

               8 NOTICES. ALL NOTICES, CONSENTS, DEMANDS OR OTHER COMMUNICATIONS REQUIRED OR PERMITTED TO BE GIVEN PURSUANT TO THIS AGREEMENT SHALL BE DEEMED SUFFICIENTLY GIVEN WHEN TELEFAXED OR DELIVERED PERSONALLY DURING REGULAR BUSINESS HOURS DURING A BUSINESS DAY TO THE APPROPRIATE LOCATION DESCRIBED BELOW, OR THREE (3) DAYS AFTER POSTING THEREOF BY UNITED STATES FIRST-CLASS, REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, WITH POSTAGE AND FEES PREPAID AND ADDRESSED AS FOLLOWS:

               IF TO INVATEC:     Innovative Valve Technologies, Inc.
                                  14900 Woodham, Suite A-125
                                  Houston, Texas 77073
                                  Attn.: John King
                                  Fax No.: (281) 821-1123

               WITH A COPY TO:

                                  BOYER, EWING & HARRIS INCORPORATED
                                  NINE GREENWAY PLAZA, #3100
                                  HOUSTON, TEXAS 77046
                                  ATTN.: JOHN R. BOYER, JR.
                                  FAX NO.: 713-871-2024

              IF TO JORDAN OR 55 LEASING:

                                  Mr. Lee Roy Jordan
                                  2425 Burbank Street
                                  Dallas, Texas 75235

                                  FAX NO.: (214) 351-6076

               IF TO BUFFKIN:     Mr. Ralph Buffkin
                                  209 Childree Drive
                                  Mobile, Alabama 36608
                                  Fax No.: (334) 679-3688


               IF TO MARTIN       Johnny Martin
                                  711 Ida Vista
                                  Duncanville, Texas 75116
                                  Fax No.: (214) 351-6076

               IN THE CASE OF JORDAN, 55 LEASING, BUFFKIN OR MARTIN WITH A COPY
TO:
                                    Jenkens & Gilchrist
                                    Fountain Place
                                    1445 Ross Avenue
                                    Suite 3200
                                    Dallas, Texas 75205-2799
                                    Fax No.:(214) 855-4300
                                    Attn: Thomas L. Bloodworth

ANY PARTY AT ANY TIME BY FURNISHING NOTICE TO THE OTHER PARTIES IN THE MANNER DESCRIBED ABOVE MAY DESIGNATE ADDITIONAL OR DIFFERENT ADDRESSES FOR SUBSEQUENT NOTICES OR COMMUNICATIONS.

               9 SEVERABILITY. IF ANY PROVISION OF THIS AGREEMENT SHALL FOR ANY REASON BE HELD TO VIOLATE APPLICABLE LAW, AND SO MUCH OF SAID AGREEMENT IS HELD UNENFORCEABLE, THEN THE INVALIDITY OF SUCH SPECIFIC PROVISION HEREIN SHALL NOT BE HELD TO INVALIDATE ANY OTHER PROVISION HEREIN, WHICH SHALL REMAIN IN FULL FORCE AND EFFECT.

               10 ENTIRE AGREEMENT. THIS AGREEMENT, TOGETHER WITH THE OTHER AGREEMENTS OF EVEN DATE EXECUTED BY THE PARTIES, COLLECTIVELY SET FORTH THE ENTIRE AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF.

               11 NON-WAIVER. FAILURE ON THE PART OF A PARTY IN ANY ONE OR MORE INSTANCES TO ENFORCE ANY OF ITS RIGHTS WHICH ARISE IN CONNECTION WITH THIS AGREEMENT, OR TO INSIST UPON THE STRICT PERFORMANCE OF ANY OF THE TERMS, CONDITIONS OR COVENANTS OF THIS AGREEMENT, SHALL NOT BE CONSTRUED AS A WAIVER OR RELINQUISHMENT FOR THE FUTURE OF ANY SUCH RIGHTS, TERMS, CONDITIONS OR COVENANTS. NO WAIVER OF ANY CONDITION OF THIS AGREEMENT SHALL BE VALID UNLESS IT IS IN WRITING, AND EXECUTED BY THE PARTY AGAINST WHOM SUCH WAIVER IS SOUGHT TO BE ENFORCED.

               12 GOVERNING LAW. THE LAWS OF THE UNITED STATES AND THE INTERNAL LAWS OF THE STATE OF TEXAS SHALL GOVERN THIS AGREEMENT AND THE PERFORMANCE OF THE TRANSACTIONS BY THE PARTIES HERETO. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS IN THE STATE OF TEXAS, AND AGREE THAT VENUE FOR ANY LITIGATION CONCERNING THIS AGREEMENT SHALL BE IN HARRIS COUNTY, TEXAS.

               13 NO ASSIGNMENT. NEITHER PARTY SHALL HAVE THE RIGHT TO TRANSFER OR ASSIGN, IN WHOLE OR IN PART, ITS RIGHTS AND OBLIGATIONS HEREUNDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER PARTY.

               14 HEADINGS. HEADINGS IN THIS AGREEMENT ARE FOR CONVENIENCE ONLY AND SHALL NOT AFFECT THE INTERPRETATION OF THIS AGREEMENT.

               15. SCHEDULES AND EXHIBITS. ALL SCHEDULES AND EXHIBITS ATTACHED TO THIS AGREEMENT ARE HEREBY INCORPORATED IN AND MADE A PART OF THIS AGREEMENT.

               16 COUNTERPARTS. THIS AGREEMENT MAY BE EXECUTED IN MULTIPLE COUNTERPARTS, EACH OF WHICH SHALL HAVE THE FORCE AND EFFECT OF AN ORIGINAL, AND ALL OF WHICH SHALL CONSTITUTE ONE AND THE SAME AGREEMENT. THE PARTIES SPECIFICALLY CONTEMPLATE THAT THIS AGREEMENT SHALL BECOME BINDING UPON THE EXECUTION OF ONE OR MORE COUNTERPARTS OF THIS AGREEMENT BY EACH PARTY AND THE DELIVERY BY OF SUCH COUNTERPART OR COUNTERPARTS BY FACSIMILE COPY TO THE OTHER PARTIES HERETO.

               17 SUCCESSORS AND ASSIGNS. THIS AGREEMENT SHALL INURE TO THE BENEFIT OF AND BE BINDING UPON THE PARTIES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, BUT THIS PROVISION SHALL IN NO WAY ALTER THE RESTRICTIONS SET FORTH HEREIN RELATING TO ASSIGNMENT BY THE PARTIES.

        IN WITNESS WHEREOF, THE PARTIES TO THIS AGREEMENT HAVE DULY EXECUTED IT AS OF THE DATE FIRST ABOVE WRITTEN.

                                                   INVATEC:

                                                  INNOVATIVE VALVE TECHNOLOGIES,
                                                  INC.


                                                   BY:__________________________
                                                   NAME:________________________
                                                   TITLE:_______________________

                                                   55 LEASING:

                                                   55 LEASING & SALES, INC..


                                                   BY:__________________________
                                                   NAME:________________________
                                                   TITLE:_______________________

SELLERS:

_______________________             ____________________________________
JOHNNY MARTIN                       LEE ROY JORDAN

_______________________
RALPH BUFFKIN

EXHIBIT A

                              ASSUMPTION AGREEMENT

        This ASSUMPTION AGREEMENT (this "ASSIGNMENT') is made effective as of June , 1997, between INNOVATIVE VALVE TECHNOLOGIES, INC., a Delaware corporation ("ASSIGNOR"), and 55 LEASING & SALES, INC., an Alabama corporation ("LEASING") AND LEE ROY JORDAN ("JORDAN"), A RESIDENT OF TEXAS, RALPH BUFFKIN, A RESIDENT OF ALABAMA ("BUFFKIN"), AND JOHNNY MARTIN ("MARTIN"), A RESIDENT OF TEXAS (JORDAN, BUFFKIN AND MARTIN
BEING COLLECTIVELY REFERRED TO AS THE "STOCKHOLDERS") .

        WHEREAS, the Stockholders, constitute all of the stockholders of Leasing, and Assignor and the Stockholders have entered into a Stock Redemption and Purchase Agreement dated as of June , 1997 ("PURCHASE AGREEMENT"), pursuant to which the Stockholders have agreed to sell to Assignor all of the issued and outstanding stock of Leasing; and

        WHEREAS, Assignor has agreed in the Purchase Agreement to assume certain liabilities and obligations of Leasing and the Stockholders described or identified on EXHIBIT A (the "ASSUMED LIABILITIES").

        NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, INVATEC and Leasing hereby covenant and agree as follows:

        1. ASSUMPTION. INVATEC hereby agrees that it will observe and perform (or cause Leasing to observe and perform) all of the terms, conditions and stipulations contained in any contracts or agreements constituting the Assumed Liabilities which are to be observed and performed by Leasing with respect thereto and will save harmless, indemnify and defend the Stockholders against all claims, demands, and actions that arise relating to the Assumed Liabilities.

        2. BINDING EFFECT. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

        3. SEVERABILITY. Each paragraph of this Assignment shall be viewed as separate and divisible, and in the event that any paragraph shall be held to be invalid, the remaining paragraphs shall continue to be in full force and effect.

        4. ENTIRE AGREEMENT. This Assignment constitutes the entire agreement and understanding among the parties hereto relating to the subject matter hereof and supersedes all prior understandings, written or oral, with respect to the subject matter hereof.

        5. CAPTIONS. The captions of the sections and paragraphs of this Assignment are for convenience of reference only and shall not restrict or modify any of the terms or provisions hereof.

        6. COUNTERPARTS. This Assignment may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

        8. APPLICABLE LAW. This Assignment shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflict of laws provisions thereof.

        IN WITNESS WHEREOF, the undersigned have executed this Assignment effective as of the date first above written.

                                            INVATEC:

                                            INNOVATIVE VALVE TECHNOLOGIES, INC.,
                                             a Delaware corporation

                                            By:
                                                 Name:__________________________
                                                 Title:_________________________

                                            LEASING:

                                            55 LEASING & SALES, INC.,
                                            an Alabama corporation

                                            By:
                                                 Name:__________________________
                                                 Title:_________________________

STOCKHOLDERS:


_______________________             ____________________________________
JOHNNY MARTIN                       LEE ROY JORDAN

_______________________
RALPH BUFFKIN

                                    EXHIBIT A


                               ASSUMED LIABILITIES